Exhibit 99.1

CytoSorbents Receives Full FDA Approval of Investigational Device Exemption (IDE) for U.S. STAR-T Trial on Ticagrelor Removal During Cardiothoracic Surgery

MONMOUTH JUNCTION, N.J., July 6, 2021 — CytoSorbents Corporation (NASDAQ: CTSO) announces the full approval of its Investigational Device Exemption (IDE) application to conduct the pivotal STAR-T (Safe and Timely Antithrombotic Removal – Ticagrelor) double-blind, randomized, controlled trial (RCT) in the United States to support FDA regulatory clearance. This study is being performed under the previously announced FDA Breakthrough Designation granted for the removal of ticagrelor in a cardiopulmonary bypass circuit during urgent and emergent cardiothoracic surgery with CytoSorbents’ proprietary polymer adsorption technology.

Efthymios Deliargyris, MD, Chief Medical Officer of CytoSorbents stated, “We are pleased to announce the FDA has granted full IDE approval for the randomized, controlled, double-blind STAR-T trial designed to support regulatory clearance of the newly designated DrugSorb-ATR™ Antithrombotic Removal system for intraoperative ticagrelor removal during cardiothoracic surgery. STAR-T will enroll up to 120 patients across 20 U.S. clinical sites and is expected to begin enrollment this summer. The primary endpoint of the study will evaluate whether the use of DrugSorb-ATR with standard of care in patients on ticagrelor undergoing cardiothoracic surgery reduces the risk of peri-operative bleeding complications compared to standard of care alone. The trial will also evaluate reductions in ticagrelor blood levels and a number of additional outcomes to capture the full potential clinical and cost-economic benefits of DrugSorb-ATR. We believe the study can be completed in 2022 based on the high level of excitement and engagement we are seeing from participating sites. Finally, we will continue to collaborate closely with the FDA to leverage the priority review associated with our ticagrelor removal application in the spirit of the granted Breakthrough Designation.”

Michael Mack, MD, Chair of Cardiovascular Service Line at Baylor Scott & White Health, President of Baylor Scott & White Research Institute, and Principal Co-Investigator of the STAR-T study stated, “Performing cardiac surgery in patients while on antithrombotic agents such as ticagrelor is a major issue at every U.S. cardiac surgery center due to the very high risk of perioperative bleeding. Such bleeding is a major cause of morbidity, mortality and added costs, and is a vexing patient management problem for cardiac surgeons worldwide. Currently we have to either delay surgery until the effects of the antithrombotic agent wear off, or if the patient cannot wait due to the urgency of their condition, proceed with the elevated bleeding risk. The STAR-T study will evaluate whether intraoperative removal of ticagrelor with DrugSorb-ATR can safely reduce bleeding complications. We designed the STAR-T trial with the rigor of a randomized controlled trial to generate the highest level of evidence to determine outcomes that will hopefully benefit every heart center worldwide.”

C. Michael Gibson, MD, Professor of Medicine, Harvard Medical School and President and Chief Executive Officer of the non-profit Baim Institute (formerly Harvard Clinical Research Institute) and also Principal Co-Investigator of STAR-T, stated, “The continuing worldwide growth in the use of antithrombotic medications and the numbers of patients who require surgery and are at risk of bleeding while on them, continues to rise. DrugSorb-ATR is a novel, easy-to-implement potential solution to this major clinical problem. Evidence from real-world use of this technology in Europe to remove antithrombotic drugs during cardiac surgery suggests significant benefits to patients due to reductions in perioperative bleeding with substantial cost savings to hospitals. Should these same results be confirmed in the STAR-T randomized controlled trial, then DrugSorb-ATR could become the new global standard of care for these challenging patients.”

In April 2020, the FDA granted CytoSorbents Breakthrough Device Designation to remove ticagrelor during cardiothoracic surgery, recognizing this major unmet medical need. Each year, ticagrelor is prescribed to millions of cardiovascular patients worldwide to reduce the risk of recurrent heart attack, stroke, or cardiovascular death. Ticagrelor is frequently preferred as first-line therapy in patients presenting to hospitals with an acute coronary syndrome in preparation of percutaneous coronary intervention (PCI) and stent placement. However, up to 10% of these patients will require coronary artery bypass graft (CABG) open heart surgery. As several clinical studies, such as the PLATO trial, have shown, they face a very high risk of severe or life-threatening perioperative bleeding. CytoSorbents’ CytoSorb® therapy is the only treatment approved to remove ticagrelor during cardiopulmonary bypass in the E.U. The DrugSorb-ATR™ Antithrombotic Removal system is based on the same polymer technology as CytoSorb®. If cleared by the FDA, DrugSorb-ATR™ would be marketed in the United States for ticagrelor removal in a cardiopulmonary bypass circuit during cardiothoracic surgery. The product name reflects the intended premium indication of ticagrelor removal in the U.S. and is consistent with our future goal of expanding the U.S. label to remove other antithrombotic agents.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 68 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death. These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist. CytoSorb is also being used during and after cardiac surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure. CytoSorb has been used in more than 131,000 human treatments to date. CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber. Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in critically ill COVID-19 patients with imminent or confirmed respiratory failure. CytoSorbents’ technology has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery, and if FDA clearance is obtained, would be marketed as DrugSorb-ATR™ in the United States.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others. The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb-ATR™, ContrastSorb, and others.   For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Please Click to Follow Us on Facebook and Twitter

CytoSorbents Investor Relations Contact: Terri Anne Powers Vice President of Investor Relations and Corporate Communications 732-482-9984 tpowers@cytosorbents.com
Public Relations Contact: Eric Kim Rubenstein Public Relations 212-805-3052 ekim@rubensteinpr.com